Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS

– Net Income Per Fully Diluted Share of $0.07 in 4Q and $0.28 in 2024 –

– Core FFO Per Fully Diluted Share of $0.24 in 4Q and $0.95 in 2024 –

– Signed 1.325M Rentable Square Feet of Leases in 2024 and 379K in 4Q –

– $0.9B of Liquidity, No Floating Rate Debt Exposure –

– Provides 2025 Outlook –

New York, New York, February 19, 2025 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year– in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the fourth quarter and the full year. All per share amounts are on a fully diluted basis, where applicable.

Fourth Quarter and Full Year 2024 Recent Highlights

•	Net Income of $0.07 per share for the fourth quarter of 2024 and $0.28 per share for the full year.

•	Core Funds From Operations (“Core FFO”) of $0.24 per share for the fourth quarter of 2024 and $0.95 per share for the full year, compared to $0.25 per share and $0.93 per share for the same respective periods in 2023.

•	Same-Store Property Cash Net Operating Income (“NOI”), which excludes lease termination fees, decreased 2.9% for the fourth quarter and increased 5.2% for the full year as compared to the same periods in 2023. The fourth quarter change was primarily attributed to a decrease in positive non-recurring items by approximately $1.9 million relative to the prior period and increases in operating expenses. Adjusted for non-recurring items, fourth quarter Same-Store Property Cash NOI was flat.

•	Manhattan office leased rate increased by 160bps year-over-year to 94.2%. The total commercial portfolio is 93.5% leased as of December 31, 2024. This is the 12th consecutive quarter of positive commercial leased rate absorption.

•	Manhattan office occupancy increased by 130bps year-over-year to 89.0%. The total commercial portfolio is 88.6% occupied as of December 31, 2024.

•	Signed approximately 379 thousand rentable square feet of office leases in the fourth quarter and 1.325 million rentable square feet of office and retail leases in the full year. In our Manhattan office portfolio, blended leasing spreads were +10.8%, the 14th consecutive quarter of positive leasing spreads.

•	Empire State Building Observatory generated year-over-year NOI growth of 6.0% to $28.5 million in the fourth quarter and 5.8% NOI growth to $99.5 million for the full year.

Property Operations

As of December 31, 2024, the Company’s property portfolio contained 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 732 residential units, which were occupied and leased as shown below.

	December 31, 2024[1]	September 30, 2024[1]	December 31, 2023[1]
Percent occupied:
Total commercial portfolio	88.6%	89.1%	86.6%
Total office	88.4%	88.9%	86.3%
Manhattan office	89.0%	89.6%	87.7%
Total retail	90.4%	91.1%	90.4%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	93.5%	93.4%	91.0%
Total office	93.5%	93.3%	90.9%
Manhattan office	94.2%	94.1%	92.6%
Total retail	94.1%	94.0%	92.1%
Total multifamily portfolio	98.5%	96.8%	98.1%

1 All occupancy and leased percentages exclude broadcasting and storage space. September 30, 2024 and December 31, 2024 exclude First Stamford Place.

Leasing

The tables that follow summarize leasing activity for the fourth quarter of 2024. During this period, the Company signed 20 leases that totaled 378,913 square feet with an average lease duration of 8.0 years. Average lease duration excluding early renewals and extensions was 12.3 years.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
Office	20	378,913	78.40	71.03	10.4%
Retail	0	0	0.00	0.00	—%
Total Overall	20	378,913	78.40	71.03	10.4%

Manhattan Office Portfolio

Manhattan Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	11	184,258	71.07	59.54	19.4%
Renewal Office	7	182,464	86.98	83.14	4.6%
Total Office	18	366,722	78.99	71.28	10.8%

Leasing Activity Highlights

•	A 16-year 78,704 square foot expansion lease and a 141,224 square foot early 2-year lease extension at One Grand Central Place with an investment management tenant.

•	A 16-year 38,550 square foot expansion lease with NYSERDA at 1333 Broadway.

•	An 11-year 37,186 square foot expansion lease and a 27,377 square foot early 7-year lease extension with Booking Holdings at the Empire State Building.

Balance Sheet

The Company had $0.9 billion of total liquidity as of December 31, 2024, which was comprised of $385 million of cash, plus $500 million available under its revolving credit facility. At December 31, 2024, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 4.27%. At December 31, 2024, the Company’s ratio of net debt to adjusted EBITDA was 5.3x.

Dividend

On December 31, 2024, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the fourth quarter of 2024 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On December 31, 2024, the Company paid quarterly preferred dividends of $0.15 and $0.175 per unit for the fourth quarter to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2025 Earnings Outlook

The Company provides 2025 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2025 Guidance	2024 Actual Results	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.86 to $0.89	$0.95 ($0.91 ex non-recurring items)

• 2024 FFO included approximately $0.04 of one-time items and lease termination income

• 2025 FFO includes a net $0.04 y/y decline from changes in interest income, G&A, interest expense, transaction income, and non cash adjustments

• 2025 includes ~$0.05 from multifamily assets

Commercial Property Drivers
Commercial Occupancy at year-end	89% to 91%	88.6%
SS Property Cash NOI (excluding lease termination fees)	-2.0% to +1.5%	5.2%

• Assumes positive revenue y/y growth

• Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes
• 2025 SS NOI y/y growth is expected to range from ~0.5 to 4.0% relative to 2024 excluding one-time items

Observatory Drivers
Observatory NOI	$97M to $102M	$99.5M	• Reflects average quarterly expenses of ~$9 to 10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.21	$0.24
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.64	0.64
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00
FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.86
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.86	$0.89

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 20, 2025 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until February 27, 2025, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13741464.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. As of December 31, 2024, ESRT’s portfolio is comprised of approximately 7.8 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 732 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; (xviii) our disclosure controls and internal control over financial reporting, including any material weakness; and (xix) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire Start Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Revenues
Rental revenue	$155,127	$151,167
Observatory revenue	38,275	36,217
Lease termination fees	—	—
Third-party management and other fees	258	275
Other revenue and fees	3,942	5,223
Total revenues	197,602	192,882
Operating expenses
Property operating expenses	46,645	42,944
Ground rent expenses	2,332	2,332
General and administrative expenses	17,870	16,144
Observatory expenses	9,730	9,282
Real estate taxes	32,720	31,809
Depreciation and amortization	45,365	49,599
Total operating expenses	154,662	152,110
Total operating income	42,940	40,772
Other income (expense):
Interest income	5,068	4,740
Interest expense	(27,380)	(25,393)
Interest expense associated with property in receivership	(1,921)	—
Gain (loss) on disposition of properties	1,237	(2,497)
Income before income taxes	19,944	17,622
Income tax expense	(1,151)	(1,792)
Net income	18,793	15,830
Net (income) loss attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(6,575)	(5,670)
Non-controlling interests in other partnerships	—	1
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$11,168	$9,111
Total weighted average shares
Basic	166,671	161,974
Diluted	270,251	267,003
Earnings per share attributable to common stockholders
Basic and Diluted	$0.07	$0.06

Empire Start Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Year ended December 31,
	2024	2023
Revenues
Rental revenue	$614,596	$597,319
Observatory revenue	136,377	129,366
Lease termination fees	4,771	—
Third-party management and other fees	1,170	1,351
Other revenue and fees	11,009	11,536
Total revenues	767,923	739,572
Operating expenses
Property operating expenses	179,175	167,324
Ground rent expenses	9,326	9,326
General and administrative expenses	70,234	63,939
Observatory expenses	36,834	35,265
Real estate taxes	128,826	127,101
Depreciation and amortization	184,818	189,911
Total operating expenses	609,213	592,866
Total operating income	158,710	146,706
Other income (expense):
Interest income	21,298	15,136
Interest expense	(105,239)	(101,484)
Interest expense associated with property in receivership	(4,471)	—
Loss on early extinguishment of debt	(553)	—
Gain on disposition of properties	13,302	26,764
Income before income taxes	83,047	87,122
Income tax expense	(2,688)	(2,715)
Net income	80,359	84,407
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(28,713)	(31,094)
Non-controlling interests in other partnerships	(4)	(68)
Preferred unit distributions	(4,201)	(4,201)
Net income attributable to common stockholders	$47,441	$49,044
Total weighted average shares
Basic	164,902	161,122
Diluted	269,019	265,633
Earnings per share attributable to common stockholders
Basic	$0.29	$0.30
Diluted	$0.28	$0.30

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2024	2023
Net income	$18,793	$15,830
Non-controlling interests in other partnerships	—	1
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	44,386	48,548
(Gain) loss on disposition of properties	(1,237)	2,497
FFO attributable to common stockholders and Operating Partnership units	60,892	65,826

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	62,850	67,784

Interest expense associated with property in receivership	1,921	—
Core FFO attributable to common stockholders and Operating Partnership units	$64,771	$67,784

Total weighted average shares and Operating Partnership units
Basic	264,798	262,775
Diluted	270,251	267,003

FFO per share
Basic	$0.23	$0.25
Diluted	$0.23	$0.25

Modified FFO per share
Basic	$0.24	$0.26
Diluted	$0.23	$0.25

Core FFO per share
Basic	$0.24	$0.26
Diluted	$0.24	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year ended December 31,
	2024	2023
Net income	$80,359	$84,407
Non-controlling interests in other partnerships	(4)	(68)
Preferred unit distributions	(4,201)	(4,201)
Real estate depreciation and amortization	180,513	184,633
Gain on disposition of properties	(13,302)	(26,764)
FFO attributable to common stockholders and Operating Partnership units	243,365	238,007

Amortization of below-market ground leases	7,831	7,831
Modified FFO attributable to common stockholders and Operating Partnership units	251,196	245,838

Interest expense associated with property in receivership	4,471	—
Loss on early extinguishment of debt	553	—
Core FFO attributable to common stockholders and Operating Partnership units	$256,220	$245,838

Total weighted average shares and Operating Partnership units
Basic	264,706	263,226
Diluted	269,019	265,633

FFO per share
Basic	$0.92	$0.90
Diluted	$0.90	$0.90

Modified FFO per share
Basic	$0.95	$0.93
Diluted	$0.93	$0.93

Core FFO per share
Basic	$0.97	$0.93
Diluted	$0.95	$0.93

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31, 2024	December 31, 2023
Assets
Commercial real estate properties, at cost	$3,786,653	$3,655,192
Less: accumulated depreciation	(1,274,193)	(1,250,062)
Commercial real estate properties, net	2,512,460	2,405,130
Contract asset[2]	170,419	—
Cash and cash equivalents	385,465	346,620
Restricted cash	43,837	60,336
Tenant and other receivables	31,427	39,836
Deferred rent receivables	247,754	255,628
Prepaid expenses and other assets	101,852	98,167
Deferred costs, net	183,987	172,457
Acquired below market ground leases, net	313,410	321,241
Right of use assets	28,197	28,439
Goodwill	491,479	491,479
Total assets	$4,510,287	$4,219,333

Liabilities and equity
Mortgage notes payable, net	$692,176	$877,388
Senior unsecured notes, net	1,197,061	973,872
Unsecured term loan facility, net	268,731	389,286
Unsecured revolving credit facility	120,000	—
Debt associated with property in receivership	177,667	—
Accrued interest associated with property in receivership	5,433	—
Accounts payable and accrued expenses	132,016	99,756
Acquired below market leases, net	19,497	13,750
Ground lease liabilities	28,197	28,439
Deferred revenue and other liabilities	62,639	70,298
Tenants’ security deposits	24,908	35,499
Total liabilities	2,728,325	2,488,288
Total equity	1,781,962	1,731,045
Total liabilities and equity	$4,510,287	$4,219,333

2 This contract asset represents the amount of obligation we expect to be released upon the final resolution of the foreclosure process on First Stamford Place.